                                                                EXHIBIT 5
                          KEATING, MUETHING & KLEKAMP
                               ATTORNEYS AT LAW
                             1800 PROVIDENT TOWER
                            ONE EAST FOURTH STREET
                              CINCINNATI, OHIO 45202
                           TELEPHONE (513) 579-6400
                              TDD (513) 579-6461

                           FACSIMILE (513) 579-6956

                                April 18, 1996

Direct Dial: (513) 579-6468

        Meridian Diagnostics, Inc.
        3471 River Hills Drive
        Cincinnati, Ohio 45246

        Gentlemen:

                We have examined the corporate records and proceedings of Meridian Diagnostics, Inc. (the "Corporation") with respect to:

                1.      The organization of the Corporation; and

                2. The legal sufficiency of all corporate proceedings of the Corporation in connection with the creation and issuance of all of the present outstanding and issued shares of Common Stock, no par value, of the Corporation (the "Common Stock").

                Based upon such examination, we are of the opinion:

                1. That the Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio; and

                2. That the 1,500,000 shares of Common Stock, plus up to 225,000 which may be sold pursuant to an over-allotment option, all of which are being sold by the selling shareholder are duly authorized, legally issued, fully paid and non-assessable shares of Common Stock free of any claim of pre-emptive rights.

                We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the aforesaid shares of Common Stock and to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to all references made to this firm in the Registration Statement.

                                        Yours truly,

                                        KEATING, MUETHING & KLEKAMP


                                        BY: /s/ EDWARD E. STEINER
                                           --------------------------
                                             Edward E. Steiner